UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2023

OAKTREE STRATEGIC CREDIT FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 814-01471	87-6827742
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Effective on and as of June 28, 2023 (the “New Effective Date”), Oaktree Strategic Credit Fund (the “Company”), entered into Amendment No. 1 to Senior Secured Revolving Credit Agreement (the “Amendment”), which amends its Senior Secured Revolving Credit Agreement, dated as of March 25, 2022, as amended prior to the Effective Date (the “Existing Credit Agreement”), by and among the Company, OSCF Blocker Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Subsidiary Gurantor”), ING Capital LLC, as administrative agent (in such capacity, the “Administrative Agent”) and each of the other lenders party thereto, We refer to the Existing Credit Agreement as amended by the Amendment as the “Credit Agreement.”

As a result of the Amendment, the Credit Agreement provides for a senior secured revolving credit facility of up to $1,100 million (the “Increased Maximum Commitment”), increased from $490 million, subject to the lesser of (i) a borrowing base and (ii) the Increased Maximum Commitment, and provided that, with respect to any lender, its individual commitment is not exceeded. The revolving credit facility has a four year availability period (the “New Availability Period”) commencing from the New Effective Date during which loans may be made and the Credit Agreement has a stated maturity dated that is five years from the New Effective Date (the “New Maturity Date”). Following the New Availability Period, the Company will be required in certain circumstances to prepay loans prior to the New Maturity Date. The Credit Agreement provides for the issuance of letters of credit during the New Availability Period in an aggregate amount of $25 million. Borrowing under the Credit Agreement may be used for general corporate purposes, including making investments and permitted distributions.

All obligations under the Credit Agreement are secured by a first-priority security interest (subject to certain exceptions) in substantially all of the present and future property and assets of the Company, the Subsidiary Guarantor and certain future subsidiaries of the Company and guaranteed by such subsidiaries.

Borrowings under the Credit Agreement are denominated in U.S. Dollars and bear interest at a rate per annum equal to either (1) the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) (“SOFR”), as adjusted, plus 2.15% per annum, or, following the first year after the New Effective Date, plus 2.05% per annum if the Company has and maintains an investment grade credit rating or (2) the alternative base rate (which is the greatest of the (a) prime rate, (b) the federal funds effective rate plus 1/2 of 1%, (c) the overnight bank funding rate plus 1/2 of 1%, (d) certain rates based on SOFR and (e) 0) (“ABR”) plus 1.15% per annum or, following the first year after the New Effective Date, plus 1.05% per annum if the Company has and maintains an investment grade credit rating. The Company may elect either an ABR or SOFR borrowing at each drawdown request, and loans may be converted from one rate to another at any time at the Company’s option, subject to certain conditions. On and after the New Effective Date the Company will pay a commitment fee at a rate of 0.375% per annum on the daily unused portion of the aggregate commitments under the Credit Agreement, subject to increase to 1.00% per annum on the daily unused amount if the daily unused amount is greater than or equal to sixty-five percent (65%) of the aggregate commitments under the Credit Agreement.

At any time during the New Availability Period, the Company may propose an increase in the New Maximum Commitment to an amount not to exceed the greater of (a) $1,250 million and (b) 150% of shareholders’ equity as of the date on which such increased amount is to be effective, subject to certain conditions, including the consent of the lenders to increase their commitments and of the Administrative Agent.

The Company has made customary representations and warranties and is required to comply with various affirmative and negative covenants, reporting requirements and other customary requirements for similar credit facilities. Borrowings under the Credit Agreement are subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The Credit Agreement contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, the Administrative Agent may terminate the commitments and declare the outstanding loans and all other obligations under the Credit Agreement immediately due and payable.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1, dated as of June 28, 2023, to that certain Senior Secured Credit Agreement, dated as of March 25, 2022, as amended prior to June 28, 2023, among the Company, the Subsidiary Guarantor, the lenders named therein and the Administrative Agent*.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC CREDIT FUND
(Registrant)

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	General Counsel and Secretary

Date: July 5, 2023

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